UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

FOX PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-125695

(Commission File Number)

N/A

(IRS Employer Identification No.)

64 Knightsbridge, London England SW1X 7JF

(Address of principal executive offices and Zip Code)

44-207-590-9631

Registrant's telephone number, including area code

102 West One Panorama, 18 Fitzwilliam Street, Sheffield, England S1 4JQ

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2007, we entered into the Lease Purchase and Sale Agreement (the “Agreement”) with Fox Petroleum L.L.C. (“Fox LLC”), a Nevada company, to acquire a combined 100% working interests in 12 state-issued oil and gas leases subject to a royalty to the State of Alaska of 16.66667% and a private royalty equal to 5% in Alaska’s North Slope hydrocarbon province.

Pursuant to the terms of the Lease Purchase and Sale Agreement, Fox LLC agreed to cause the registered owners of 12 oil and gas leases to transfer the legal ownership of those leases to us. In consideration for the oil and gas leases, we agreed to issue 20,000,000 restricted common shares of our company to Fox LLC or such other person as Fox LLC may direct in writing prior to the closing. We expect to close in June, 2007.

Item 9.01	Financial Statements and Exhibits
10.1	Lease Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Alexander Craven

Director

Dated: May 30, 2007

CW1229375.1